Deloitte & Touche LLP
Two World Financial Center
New York, New York  10281-1414

Tel: (212) 436-2000
Fax: (212) 436-5000
www.deloitte.com                                               Deloitte
                                                               & Touche


                                                                Exhibit 23.J





INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-109678 of MurphyMorris ETF Fund (a series of MurphyMorris Investment Trust) of our report dated December 10, 2003, appearing in the Statement of Additional Information, which is a part of such Registration Statement.





/s/ Deloitte & Touche LLP


December 10, 2003















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Deloitte
Touche
Tohmatsu
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